Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 6, 2010, among Diana Containerships Inc., a Marshall Islands corporation (together with any successor entity thereto, the “Company”), Diana Shipping Inc., a Marshall Islands corporation (“Diana”) and FBR Capital Markets & Co., a Delaware corporation, as the initial purchaser/placement agent (“FBR”) for the benefit of FBR, the purchasers of the Company’s common stock, $0.01 par value per share (“Common Stock”), as participants (together with Diana, the “Participants”) in the private placement by the Company of shares of its Common Stock, and the direct and indirect transferees of FBR, and each of the Participants.

This Agreement is made pursuant to the Purchase/Placement Agreement (the “Purchase/Placement Agreement”), dated as of March 29, 2010, between the Company and FBR in connection with the purchase and sale or placement of an aggregate of 5,602,330 shares of Common Stock (plus an additional 840,350 shares to cover additional allotments, if any). In order to induce FBR to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to FBR, the Participants, and their respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

The parties hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings:

Accredited Investor Shares: Shares initially sold by the Company to “accredited investors” (within the meaning of Rule 501 (a) promulgated under the Securities Act) as Participants.

Affiliate: As to any specified Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent or more of the outstanding voting securities of such other Person, (ii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iii) any executive officer, director, trustee or general partner of such Person and (iv) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. An indirect relationship shall include circumstances in which a Person’s spouse, children, parents, siblings or mother, father, sister- or brother-in-law share the same household with such Person.

Agreement: As defined in the preamble.

Board of Directors: As defined in Section 6(a) hereof.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York,

New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Closing Date: April 6, 2010 or such other time or such other date as FBR and the Company may agree.

Commission: The Securities and Exchange Commission.

Common Stock: As defined in the preamble.

Company: As defined in the preamble.

Controlling Person: As defined in Section 8(a) hereof.

End of Suspension Notice: As defined in Section 6(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

Exchange Date: As defined in Section 2(a)(i)(2) hereof.

Exchange Offer: The exchange offer by the Company of Exchange Shares for Registrable Shares pursuant to Section 2(a) hereof.

Exchange Offer Registration: A registration under the Securities Act effected pursuant to Section 2(a) hereof.

Exchange Offer Registration Statement: An exchange offer registration statement on Form F-4 (or if applicable on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

Exchange Shares: $0.01 par value common stock issued by the Company containing terms substantially identical to the Common Stock (except that the transfer restrictions and legends relating to restrictions on ownership and transfer thereof as a result of the issuance of the common stock without registration under the Securities Act shall be eliminated) to be offered to Holders of Registrable Shares in exchange for Registrable Shares pursuant to the Exchange Offer.

FBR: As defined in the preamble.

FINRA: The Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers, Inc.

Holder: Each record owner of any Registrable Shares from time to time, including FBR and its Affiliates to the extent FBR or any such Affiliate holds any Registrable Shares; provided that for purposes of Section 7 and Section 8 hereof, the term “Holders” shall include each

Participating Broker-Dealer that holds Exchange Shares for so long as such Participating Broker-Dealer is required to deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Shares.

Indemnified Party: As defined in Section 8(c) hereof.

Indemnifying Party: As defined in Section 8(c) hereof.

IPO Registration Statement: As defined in Section 2(c) hereof.

Issuer Free Writing Prospectus: As defined in Section 2(d) hereof.

Liabilities: As defined in Section 8(a) hereof.

No Objections Letter: As defined in Section 5(t) hereof.

Nominee: As defined in Section 3(c) hereof.

Participants: As defined in the preamble.

Participating Broker-Dealer: As defined in section 7(a) hereof.

Person: An individual, partnership, corporation, trust, limited liability company, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Proceeding: An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus at the “time of sale” within the meaning of Rule 159 under the Securities Act and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchase/Placement Agreement: As defined in the preamble.

Purchaser Indemnitee: As defined in Section 8(a) hereof.

Registrable Shares: The Rule 144A Shares, the Accredited Investor Shares, the Regulation S Shares and Common Stock held by Diana on the Closing Date (the “Diana Shares”), upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such Rule 144A Share, Accredited Investor Share, Regulation S Share or Diana Share, the earliest to occur of (i) the date on which the resale of such share has been registered pursuant to the Securities Act and it has been disposed of in accordance with the Registration Statement relating to it, (ii) in the event the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the date on which it has been transferred pursuant to Rule 144 (or any similar provision then in effect), (iii) the date on which it is sold to the Company or ceases to be outstanding or (iv) such shares have been exchanged for Exchange Shares which have been registered pursuant to the Exchange Offer Registration Statement upon consummation of the Exchange Offer unless, in the case of any Exchange Shares, such Shares are held by a Participating Broker-Dealer or otherwise are not freely tradable without any limitations or restrictions under the Securities Act (in which case such Exchange Shares will be deemed to be Registrable Shares until such Exchange Shares are sold to a purchaser who received from the Participating Broker-Dealer on or prior to the date of sale a copy of the Prospectus contained in the Exchange Offer Registration Statement).

Registration Default: As defined in Section 2(g) hereof.

Registration Expenses: Any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, and FINRA registration, listing and filing fees; (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and fees and disbursements of counsel in connection with blue sky qualification of any of the Exchange Shares or Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA); (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing of any of the Exchange Shares or Registrable Shares on any securities exchange pursuant to Section 5(n) of this Agreement; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to the performance of this Agreement); (vi) reasonable fees and disbursements of Simpson Thacher & Bartlett LLP, or one such other counsel, and, if applicable, one Marshall Islands counsel, reasonably acceptable to the Company, for FBR and the Holders, selected by FBR (such counsel, “Selling Holders’ Counsel”), provided that if such counsel is prevented from representing both FBR and the Holders, separate counsel shall be provided, and (vii) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions, if any, relating to the sale or disposition of Registrable Shares or Exchange Shares by a Holder.

Registration Statement: Any registration statement of the Company that covers the exchange or resale of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Regulation S: Regulation S (Rules 901-905) promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

Regulation S Shares: Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to “non-U.S. persons” (in accordance with Regulation S) in an “offshore transaction” (in accordance with Regulation S).

Resale Registration Statement. As defined in Section 2(b) hereof.

Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 144A: Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 144A Shares: Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to “qualified institutional buyers” (as such term is defined in Rule 144A).

Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 159: Rule 159 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 405: Rule 405 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 429: Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 433: Rule 433 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

Selling Holders’ Counsel: As defined in paragraph (vi) of the definition for Registration Expenses.

Shares: The shares of Common Stock being offered and sold pursuant to the terms and conditions of the Purchase/Placement Agreement.

Shelf Registration Statement: As defined in Section 2(b) hereof.

Special Election Meeting: As defined in Section 3(a) hereof.

Staff: The staff of the Commission.

Suspension Event: As defined in Section 6(b) hereof.

Suspension Notice: As defined in Section 6(b) hereof.

Trigger Date: As defined in Section 3(a) hereof.

Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for re-offering to the public.

2.	Registration Rights

(a) Exchange Offer. To the extent not prohibited by any applicable law or applicable interpretations of the Staff and except in the circumstances contemplated by Section 2(b)(i) hereof, the Company shall use its best efforts to (i) cause to be filed (for the avoidance of doubt filing shall include submission on a confidential basis pursuant to the procedures of the Commission available to foreign private issuers) with the Commission an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Shares for Exchange Shares within thirty (30) days after the date of this Agreement), (ii) cause such Exchange Offer Registration

Statement to become effective under the Securities Act as soon as practicable following filing with the Commission, and (iii) have such Registration Statement remain effective until the earlier of (A) one hundred twenty (120) days after the closing of the Exchange Offer and (B) such time as all Participating Broker-Dealers no longer own any Registrable Shares. The Company shall use its reasonable best efforts to commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the Commission and to complete the Exchange Offer not later than 60 days after such effective date. For purposes of this Agreement, the Exchange Offer shall be deemed completed upon the date that the Company exchanges, pursuant to the Exchange Offer, Exchange Shares for all Registrable Shares that have been properly tendered and not withdrawn before the expiration of the Exchange Offer; provided, however, that the Company may, in its discretion, accept tenders of Registrable Shares for Exchange Shares subsequent to the date the Company consummates the Exchange Offer with respect to Registrable Shares tendered as of the date of initial consummation, and the Exchange Offer shall be deemed to have been consummated notwithstanding any such extension of the tender period.

(i) Commencement of Exchange Offer. The Company shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(1)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Shares validly tendered and not properly withdrawn will be accepted for exchange;

(2)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(3)	that any Registrable Share not tendered will remain outstanding;

(4)	that any Holder electing to have a Registrable Share exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Share, together with the appropriate letters of transmittal, in the manner specified in the notice and to the institution and at the address (located in New York City) or through such procedures of the relevant depositary specified in such notice prior to the close of business on the last Exchange Date; and

(5)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, in the manner specified in such notice.

(ii) Condition to Participation. As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (a) any Exchange Shares to be received by it will be acquired in the ordinary course of its business, (b) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Shares in violation of the provisions of the Securities Act, (c) it is not an “affiliate” (within the meaning of Rule 405 under Securities Act) of the Company and (d) if such Holder is a broker-dealer, that it will receive Exchange Shares for its own account in exchange for Registrable Shares that were acquired as a result of market-making or other trading activities, and that it will deliver, to the extent required by applicable law or regulation or Commission pronouncement, a Prospectus in connection with any resale of such Exchange Shares.

(iii) Obligations after Exchange Date. As soon as practicable after the last Exchange Date, the Company shall:

(1)	accept for exchange Registrable Shares validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(2)	instruct the transfer agent to deliver, or cause to be delivered for cancellation all Registrable Shares so accepted for exchange by the Company and issue, and instruct the transfer agent to promptly deliver to each Holder, Exchange Shares equal to the number of the Registrable Shares surrendered by such Holder.

(3)	Reasonable Best Efforts. The Company shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.

(b) Mandatory Resale Registration. In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) hereof is not permitted or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, or because the Exchange Shares received by Holders are not or would not be, upon receipt, transferable by each such Holder without need for further compliance with Section 5 of the Securities Act (except for the requirements to deliver a Prospectus in connection with any resale by a Participating Broker-Dealer), (ii) the Exchange Offer is not for any other reason completed by December 1, 2010 or (iii) upon completion of the Exchange Offer any of the Participants above shall so request in connection with any offering or sale of Registrable Shares initially purchased by it pursuant to the Purchase/Placement Agreement, the Company agrees, as set forth in Section 5 hereof, to cause to be filed with the Commission as soon as practicable after such determination, date or request, as the case may be (but in no event later than the date that is 60 days after the date of the earlier of such determination, date or request), one resale Registration Statement on Form F-l or such other form under the Securities Act then available to the Company providing for the resale of the outstanding Registrable Shares pursuant to Rule 415 from time to time by the Holders (a “Resale Registration Statement”). The Company shall use its reasonable efforts to cause such Resale Registration Statement to be declared effective by the Commission as soon as practicable after the initial filing thereof and to remain effective, subject to Section 6 hereof, until the earlier of (A) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (B) there are no Registrable Shares outstanding or (C) the first anniversary of the effective date of such Resale Registration Statement (subject to extension as provided in Section 6(c) hereof and the condition that the Registrable Shares have been transferred to an unrestricted CUSIP and are listed on the New York Stock Exchange or the Nasdaq Global Market, pursuant to Section 5(n) of this Agreement, or on an alternative trading system with the Registrable Shares qualified under the applicable state securities or “blue sky” laws of all fifty (50) states); provided, however, that if the Company has an effective Resale Registration Statement on Form F-1 (or other form then available to the Company) under the Securities Act and becomes eligible to use Form F-3 or such other short-form registration statement form under the Securities Act, the Company may, upon thirty (30) Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Resale Registration Statement on such a short-form shelf registration statement (a “Shelf Registration Statement”) and, once the short-form Shelf Registration Statement is declared effective, withdraw the previous Registration Statement and, if permitted, transfer the filing fees from the previous Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder registered under the initial Resale Registration Statement notifies the Company within fifteen (15) Business Days of receipt of the Company notice that it intends to file a new Registration Statement that withdrawal of the initial Resale Registration Statement would interfere with its distribution of Registrable Shares already in progress, in which case, the Company shall delay the effectiveness of the Shelf Registration Statement and termination of the then-effective initial Resale Registration Statement for a period of not less than thirty (30) days from the date that the Company receives the notice from such Holders requesting a delay. Any Shelf Registration Statement shall provide for the resale from time to time, subject to Section 5(a), and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet) by the Holders of any and all Registrable Shares. The Company shall not be obligated to maintain the effectiveness of any Shelf Registration Statement beyond the first anniversary of the effective date of the Initial Resale Registration Statement (subject to extension as provided in Section 6(c) hereof and the condition that the Registrable Shares have been transferred to an unrestricted CUSIP and are listed on the New York Stock Exchange or the Nasdaq Global Market, pursuant to Section 5(n) of this Agreement, or on an alternative trading system with the Registrable Shares qualified under the applicable state securities or “blue sky” laws of all fifty (50) states).

If the Company receives reasonable advance notice that it will be required to file a Resale Registration Statement pursuant to clause (iii) of the preceding paragraph, the Company shall use its reasonable best efforts to file and have become effective under the Securities Act both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Shares that may be exchanged pursuant to the Exchange Offer and a Resale Registration Statement (which may be a combined Resale Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Shares held by the Participants after completion of the Exchange Offer.

(c) IPO Registration. If the Company proposes to file a registration statement on Form F-1 or such other form under the Securities Act providing for the initial public offering of shares of Common Stock (the “IPO Registration Statement”) before the later of (A) the first anniversary of the Closing Date and (B) the earlier of (i) the completion of the Exchange Offering or (ii) the effectiveness of the Resale Registration Statement, the Company will notify in writing each Holder of the filing within five (5) Business Days after the initial filing and afford each Holder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in the IPO Registration Statement all or part of the Registrable Shares held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in the IPO Registration Statement. Any election by any Holder to include any Registrable Shares in the IPO Registration Statement will not affect the inclusion of such Registrable Shares in the Resale Registration Statement until such Registrable Shares have been sold.

(i) Right to Terminate IPO Registration. The Company shall have the right to terminate or withdraw the IPO Registration Statement initiated by it and referred to in this Section 2(c) prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Shares in such registration; provided, however, the Company must provide each Holder that elected to include any Registrable Shares in such IPO Registration Statement prompt written notice of such termination or withdrawal. Furthermore, in the event the IPO Registration Statement is not declared effective within one hundred fifty (150) days following the initial filing of the IPO Registration Statement, unless a road show for the Underwritten Offering pursuant to the IPO Registration Statement is actually in progress at such time, the Company shall promptly provide a new written notice to all Holders giving them another opportunity to elect to include Registrable Shares in the pending IPO Registration Statement. Each Holder receiving such notice shall have the same election rights afforded such Holder as described in clause (c) above.

(ii) Selection of Underwriter. The Company shall have the sole right to select the managing underwriter(s) for its initial public offering, regardless of whether any Registrable Shares are included in the IPO Registration Statement or otherwise.

(iii) Exchange Offer Registration and Resale Registration not Impacted by IPO Registration Statement. The Company’s obligation to file the Exchange Offer Registration Statement pursuant to Section 2(a) or the Resale Registration Statement pursuant to Section 2(b) hereof shall not be affected by the filing or effectiveness of the IPO Registration Statement. In addition, the Company’s obligation to file and use its reasonable efforts to cause to become and keep effective the Exchange Offer Registration Statement pursuant to Section 2(a) and the Resale Registration Statement pursuant to Section 2(b) hereof shall not be affected by the filing or effectiveness of an IPO Registration Statement; provided, however, if the Company files an IPO Registration Statement before the effective date of the Exchange Offer Registration Statement or the Resale Registration Statement and the Company has used reasonable efforts to pursue the completion of such initial public offering, the Company shall have the right to defer causing the Commission to declare such Exchange Offer Registration Statement or Resale Registration Statement, as applicable, effective until up to 60 days after the closing date of its initial public offering pursuant to the IPO Registration Statement.

(d) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of Holders of a majority of the Registrable Shares that are registered under, or exchangeable pursuant to, a Registration Statement at such time or the consent of the managing underwriter in connection with any Underwritten Offering of Registrable Shares, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any Registration Statement or the related Prospectus, and any Issuer Free Writing Prospectus, when taken together with the information in such Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Underwriting. The Company shall advise all Holders of the lead managing underwriter for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Holder’s Registrable Shares to be included in the IPO Registration Statement pursuant to Section 2(c) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation required by law or reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriter(s) may exclude shares (including Registrable Shares) from the IPO Registration Statement and Underwritten Offering, and any shares included in such IPO Registration Statement and Underwritten Offering shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Shares in such IPO Registration Statement (on a pro rata basis based on the total number of Registrable Shares then held by each such Holder who is requesting inclusion); provided, however, that the number of Registrable Shares to be included in the IPO Registration Statement shall not be reduced unless all other securities of the Company held by (i) officers, directors, other employees of the Company and consultants and (ii) other holders of the Company’s capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Holders set forth herein, are first entirely excluded from the underwriting and registration; provided, further, however, that Holders of Registrable Shares shall be permitted to include Registrable Shares comprising at least 25% of the total securities included in the Underwritten Offering proposed under the IPO Registration Statement.

By electing to include the Registrable Shares in the IPO Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than thirty (30) days prior to and one hundred eighty (180) days following the effective date of the IPO Registration Statement) by the representatives of the underwriters, if an Underwritten Offering, or by the Company in any other registration.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the IPO Registration Statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(f) Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares or the exchange thereof for Exchange Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration or exchanged pursuant to this Agreement) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of Registrable Shares or exchange thereof, as applicable, pursuant to this Agreement.

(g) Executive Compensation. If the Company does not file a Registration Statement registering the exchange or resale of the Registrable Shares within ninety (90) days after the Closing Date, other than as a result of the Commission being unable to accept such filings (a “Registration Default”), then, for each day the Registration Default continues, Mr. Symeon Palios, the Chief Executive Officer of the Company, Mr. Anastasios Margaronis, President of the Company, Mr. Ioannis Zafirakis, Chief Operating Officer and Secretary of the Company and Mr. Andreas Michalopoulos, Chief Financial Officer of the Company, shall each forfeit to the Company 1.0% of the restricted stock grant that was made reasonably contemporaneously with the Closing Date that would otherwise become payable, as the case may be, to him in the 2010 fiscal year after the date of this Agreement. No bonuses, compensation, awards, restricted stock, equity compensation or other amounts shall be payable or granted in lieu of or to make such Chief Executive Officer, Chief Operating Officer and Secretary, President or Chief Financial Officer whole for any such forfeited amounts.

3.	Special Election Meeting.

(a) If a Registration Statement registering the exchange or the resale of the Registrable Shares has not been declared effective by the Commission on a date not later than eighteen (18) months after the Closing Date (the “Trigger Date”), a special meeting of stockholders (the “Special Election Meeting”) shall be called in accordance with the Bylaws of the Company. The Special

Election Meeting shall occur as soon as possible following the Trigger Date but in no event more than thirty (30) days after the Trigger Date.

(b) Purposes of Meeting. The Special Election Meeting shall be called solely for the purposes of: (i) considering and voting upon proposals to remove each then-serving director of the Company; and (ii) electing such number of directors as there are then vacancies on the Board of Directors of the Company (including any vacancies created by the removal of any director pursuant to this Section 3(b). The removal of any director pursuant to Section 3(b)(i) hereof shall be effective immediately upon the receipt of the final report of the Inspector of Elections for the Special Election Meeting that reports the receipt of the requisite vote to approve the proposal to remove such director.

(c) Nominations. Nominations of individuals for election to the Board of Directors of the Company at the Special Election Meeting may only be made (i) by or at the direction of the Board of Directors or (ii) upon receipt by the Company of written notice of Holders entitled to cast, or direct the casting of, not less than 20% of all the votes entitled to be cast at the Special Election Meeting and containing the information specified by Section 3(d) hereof. Each individual whose nomination is made in accordance with this Section 3(c) is hereinafter referred to as a “Nominee.”

(d) Procedure for Stockholder Nominations. For nominations of individuals for election to the Board of Directors to be properly brought before the Special Election Meeting by Holders pursuant to Section 3(c) hereof, the Holders must have given notice thereof in writing to the Secretary of the Company not later than 5:00 p.m., Eastern Time, on the 10th day after the Trigger Date. Such notice shall include each such proposed Nominee’s written consent to serve as a director, if elected, and shall specify:

(i) as to each proposed Nominee, the name, age, business address and residence address of such proposed Nominee and all other information relating to such proposed Nominee that would be required, pursuant to Regulation 14A promulgated under the Exchange Act (or any successor provision), to be disclosed in a contested solicitation of proxies with respect to the election of such individual as a director; and

(ii) as to each Holder giving the notice, the class, series and number of all shares of capital stock of the Company that are owned by such Holder, beneficially or of record.

(e) Notice. Not less than fifteen (15) nor more than twenty-five (25) days before the Special Election Meeting, the Secretary of the Company shall give to each stockholder entitled to vote at, or to receive notice of, such meeting at such stockholder’s address as it appears in the share transfer records of the Company, notice in writing setting forth (i) the time and place of the Special Election Meeting, (ii) the purposes for which the Special Election Meeting has been called and (iii) the name of each Nominee.

(f) This Section 3 shall be incorporated into the Company’s by-laws.

4.	Rules 144 and 144A Reporting

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Registrable Shares to the public without registration, the Company agrees to:

(a) make and keep current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public for so long as the making and keeping available of current public information is required for the resale of the Registrable Shares pursuant to Rule 144;

(b) to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) for so long as the making and keeping available of current public information is required for the resale of the Registrable Shares pursuant to Rule 144;

(c) so long as a Holder owns any Registrable Shares, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144 or Rule 144 A, and in any event shall make available (either by mailing a copy thereof, by posting on the Company’s website, or by press release) to each Holder a copy of:

(i) the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles in the United States, accompanied by an audit report of the Company’s independent accountants, no later than one hundred twenty (120) days after the end of each fiscal year of the Company; and

(ii) the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than sixty (60) days after the end of each of the first three fiscal quarters of the Company;

(d) Until the Company’s common shares have become registered under the Exchange Act, the Company shall hold, a reasonable time after the availability of such financial statements and upon reasonable notice to the Holders and FBR (either by mail, by posting on the Company’s website, or by press release), a quarterly investor conference call to discuss such financial statements, which call will also include an opportunity for the Holders to ask questions of management with regard to such financial statements, and will also cooperate with, and make management reasonably available to, FBR personnel in connection with making Company information available to investors; and

(e) so long as a Holder owns any Registrable Shares and so long as the making and keeping available of current public information is required for the resale of the Registrable Shares pursuant to Rule 144, to furnish to the Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after its has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company, and take such further actions, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration

5.	Registration Procedures

In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its reasonable best efforts to effect or cause to be effected the registration of the Registrable Shares or the exchange thereof for Exchange Shares under the Securities Act to permit the sale of such Registrable Shares or Exchange Shares by the Holder or Holders in accordance with the Holder’s or Holders’ intended method or methods of distribution, and the Company shall:

(a) notify FBR and Selling Holders’ Counsel, in writing, promptly prior to filing a Registration Statement, of its intention to file a Registration Statement with the Commission and, promptly prior to filing, provide a copy of the Registration Statement to Selling Holders’ Counsel for review and comment; prepare and file with the Commission, as specified in this Agreement, a Registration Statement(s), which Registration Statement(s) shall (x) comply as to form in all material respects with the requirements of the Securities Act and the applicable form and include all financial statements required by the Commission to be filed therewith and (y) be reasonably acceptable to Selling Holders’ Counsel; notify FBR and Selling Holders’ Counsel in writing, promptly prior to filing of any amendment or supplement to such Registration Statement and, promptly prior to filing, provide a copy of such amendment or supplement to Selling Holders’ Counsel for review and comment; promptly following receipt from the Commission, provide to Selling Holders’ Counsel copies of any comments made by the Staff relating to such Registration Statement and of the Company’s responses thereto for review and comment; and use its reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 6 hereof, pursuant to Section 2(a), (b) or (c), as applicable.

(b) subject to Section 5(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 5(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents, subject to Section 6 hereof, to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use its reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares and Exchange Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as FBR or any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 5(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares and Exchange Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 5(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e) use its reasonable efforts to cause all Registrable Shares and Exchange Shares covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition or exchange, as applicable, of such Registrable Shares (or exchange of Exchange Shares, as the case may be);

(f) notify FBR and each Holder promptly and, if requested by FBR or any Holder, confirm such advice in writing (1) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (2) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any Proceeding for that purpose, (3) of any request by the Commission or any other federal, state or foreign governmental authority for (A) amendments or supplements to a Registration Statement or related Prospectus or (B) additional information and (4) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and (5) at the request of any such Holder, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(g) use its reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification of (or exemption from qualification of) any of the Registrable Shares and Exchange Shares for sale in any jurisdiction, as promptly as practicable;

(h) upon request, furnish to each requesting Holder of Registrable Shares covered by a Registration Statement, without charge, one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i) except as provided in Section 6 hereof, upon the occurrence of any event contemplated by Section 5(f)(4) hereof, use its reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j) if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k) in the case of an Underwritten Offering, use its reasonable efforts to furnish to the underwriters a signed counterpart, addressed to the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request;

(l) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an

Underwritten Offering, make representations and warranties to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

(m) make available for inspection by representatives of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountants retained by such underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by such representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided, further, that the representatives of the underwriters will use reasonable efforts, to the extent practicable, to coordinate the foregoing inspection and information gathering and not materially disrupt the Company’s business operations;

(n) use its reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing application) to list all Registrable Shares and Exchange Shares on the New York Stock Exchange or the Nasdaq Global Market;

(o) prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 5(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 5(a) hereof;

(p) provide a CUSIP number for all Registrable Shares and Exchange Shares, not later than the effective date of the Registration Statement;

(q) (i) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission and (ii) make generally available to its Holders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months beginning after the effective date of the Registration Statement that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, but in no event later than one hundred twenty (120) days after the end of each fiscal year of the Company;

(r) provide and cause to be maintained a registrar and transfer agent for all Registrable Shares and Exchange Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s) in connection with any sale, exchange, or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely, in the case of beneficial interests in Shares held through a depositary, transfer of such equivalent Registrable Shares or Exchange Shares with an unrestricted CUSIP, or in the case of certificated shares, preparation and delivery of certificates representing the applicable Registrable Shares or Exchange Shares, which certificates shall not bear any restrictive transfer legends; provided that each Holder and its counsel have provided the transfer agent, if it will accept an opinion of such Holder’s counsel, and the Company such certificates and opinions as reasonably requested by the transfer agent and in a form reasonably satisfactory to the Company and to enable such Registrable Shares or Exchange Shares, as applicable, to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least three (3) Business Days prior to any sale, exchange or transfer of the Registrable Shares or within three (3) Business Days after such exchange, as applicable;

(t) in connection with the initial filing of an Exchange Offer Registration Statement or a Resale Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) or 2(b) hereof, cooperate in connection with the filing with FINRA of all forms and information required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a “No Objections Letter”) relating to the resale of Registrable Shares pursuant to the Resale Registration Statement or issuance of Exchange Shares pursuant to an Exchange Offer Registration Statement, including, without limitation, information provided to FINRA through its COBRADesk system, and pay all costs, fees and expenses incident to FINRA’s review of the Resale Registration Statement or Exchange Offer Registration Statement, as applicable, and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to FINRA;

(u) in connection with the initial filing of an Exchange Offer Registration Statement or a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) or 2(b) hereof, provide to FBR and its representatives, the opportunity to conduct due diligence, including, without limitation, an inquiry of the Company’s financial and other records, and make available members of its management for questions regarding information which FBR may request in order to fulfill any due diligence obligation on its part;

(v) upon effectiveness of the first Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement; and

(w) in the case of an Underwritten Offering, use its reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA.

The Company may require the Holders to furnish (and each Holder shall furnish) to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling shareholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling security holder pursuant to an Underwritten Offering shall be required to be named as a selling shareholder in the related prospectus and to deliver a prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f)(2), 5 (f)(3) or 5(f)(4) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

6.	Black-Out Period

(a) Subject to the provisions of this Section 6 and a good faith determination by a majority of the independent members of the board of directors of the Company (the “Board of Directors”) that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to FBR and the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of ninety (90) days in any rolling twelve (12) month period commencing on the Closing Date or more than sixty (60) days in any rolling ninety (90) day period), if any of the following events shall occur: (i) the representative of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Company’s primary Underwritten Offering; (ii) the majority of the independent members of the Board of Directors of the Company shall have determined in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the majority of the independent members of the Board of Directors of the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represent a fundamental change in the information set forth therein; or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its best efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(b) In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to FBR and the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its best efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and FBR in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 6, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

7.	Participation of Broker-Dealers in Exchange Offer.

(a) The Staff has taken the position that any broker-dealer that receives Exchange Shares for its own account in the Exchange Offer in exchange for Common Shares that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Shares.

(b) The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Shares, without naming the Participating Broker-Dealers or specifying the amount of Exchange Shares owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Shares for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(c) In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 5(i) hereof, for a period of up to 120 days after the last Exchange Date (as such period may be extended pursuant to Section 6 hereof), if requested by the Participants or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Shares by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 7(a) hereof. The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 7.

(d) The Participants shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 7(c) hereof.

8.	Indemnification and Contribution

(a) The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares and any underwriter (as determined in the Securities Act) for such Holder (including, if applicable, FBR), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) above may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or Proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, based upon or arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus or any other document used to sell the Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company, or any underwriter in writing by such Purchaser Indemnitee expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, Proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b) In connection with any Registration Statement in which a Holder of Registrable Shares is participating, and as a condition to such participation, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and their respective officers, directors, partners, members, employees, representatives and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus. Absent gross negligence or willful misconduct, the liability of any Holder pursuant to this paragraph shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares pursuant to such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

(c) If any suit, action, Proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the

“Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 8, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel, in the reasonable judgment of the Indemnified Party, do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (ii) does not include a statement as to or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d) If the indemnification provided for in paragraphs (a) and (b) of this Section 8 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 8(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) FBR or a Holder of Registrable Shares shall have the same rights to contribution as FBR or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 8 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Registrable Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

9.	Market Stand-off Agreement

In no way limiting the requirements of Section 2(e), each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Shares or other shares of Common Stock of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for a period of sixty (60) days following the effective date of an IPO Registration Statement of the Company filed under the Securities Act; provided, however, that:

(a) the restrictions above shall not apply to Registrable Shares sold pursuant to the IPO Registration Statement;

(b) all executive officers and directors of the Company then holding shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company enter into agreements that are no less restrictive;

(c) the Holders shall be allowed any concession or proportionate release allowed to any officer or director that entered into agreements that are no less restrictive (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director); provided, that nothing in this Section 9(c) shall be construed as a right to proportionate release for the executive officers and directors of the Company upon the expiration of the sixty (60) day period applicable to all Holders other than the executive officers and directors of the Company; and

(d) this Section 9 shall not be applicable if a Resale Registration Statement or Exchange Registration Statement of the Company filed under the Securities Act has been declared effective prior to the filing of an IPO Registration Statement.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 9 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

10.	Termination of the Company’s Obligation

The Company shall have no obligation pursuant to this Agreement with respect to any Registrable Shares proposed to be sold or exchanged by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, (i) all such Registrable Shares proposed to be sold by a Holder may be sold in a single transaction without registration under the Securities

Act pursuant to Rule 144, (ii) the Company has become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of at least ninety (90) days and is current in the filing of all such required reports, and (iii) the Registrable Shares have been listed for trading on a national securities exchange.

11.	Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning not less than a majority of the then outstanding Registrable Shares (provided, however, that for purposes of this Section 11, Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Registration Statement filed pursuant to the terms hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of Registrable Shares of the Holders that is included, or (b) to have its securities registered on a registration statement that could be declared effective prior to, or within one hundred eighty (180) days of, the effective date of any registration statement filed pursuant to this Agreement.

12.	Miscellaneous

(a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or, in the case of FBR, in the Purchase/Placement Agreement, or granted by law, including the rights granted in Section 2(g) hereof and recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 8, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning not less than a majority of the then outstanding Registrable Shares; provided, however, that for purposes of this Section 12(b), Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the first and second sentences of this paragraph.

(c) Notices. All notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram:

(i) if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company; and

(ii) if to the Company, at the offices of the Company at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece, Attention: Ioannis Zafirakis (facsimile: +30 210 947 0101); and

(iii) if to FBR, at the offices of FBR at 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: William Ginivan, Esq. (facsimile 703-469-1140).

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by FBR and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder fulfills all of its obligations hereunder.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY

EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) Entire Agreement. This Agreement, together with the Purchase/Placement Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(j) Registrable Shares Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(l) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 8 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DIANA CONTAINERSHIPS INC.

By:
Name: Symeon Palios
Title: Director, Chief Executive Officer and Chairman

DIANA SHIPPING INC.

By:
Name: Anastasios Margaronis
Title: Director and President

FBR CAPITAL MARKETS & CO.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DIANA CONTAINERSHIPS INC.

By:
Name: Symeon Palios
Title: Director, Chief Executive Officer and Chairman

DIANA SHIPPING INC.

By:
Name: Anastasios Margaronis
Title: Director and President

FBR CAPITAL MARKETS & CO.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DIANA CONTAINERSHIPS INC.

By:
Name:
Title:

DIANA SHIPPING INC.

By:
Name:
Title:

FBR CAPITAL MARKETS & CO.

By:
Name: James R. Kleeblatt
Title: Vice Chairman

[Signature Page to Registration Rights Agreement]